Exhibit 23.2
McGladrey & Pullen
Certified Public Accountants
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement on Form S-11 of Legacy Healthcare Properties Trust Inc. our report dated April 20, 2010, relating to our audits of the financial statements of Senior Lifestyle 2004 Portfolio., as of December 31, 2009, 2008 and 2007 and for the years then ended, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus.
/s/ McGladrey & Pullen, LLP
Chicago, Illinois
April 30, 2010